UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Xponential Fitness, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE & PROXY STATEMENT
2026 Annual Meeting of Stockholders
May 20, 2026
10:00 a.m. (Pacific Time)

XPONENTIAL FITNESS, INC.
17877 Von Karman Ave., Suite 100
Irvine, CA 92614
April 24, 2026
To Our Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Xponential Fitness, Inc., which will be held on Wednesday, May 20, 2026, solely by means of remote communication in virtual-only format, commencing at 10:00 a.m. Pacific Time. You will not be able to attend the Annual Meeting in person.
The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section titled “Who can attend the Annual Meeting?” on page 3 of the Proxy Statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting, it is important that your shares and votes are represented. Therefore, I urge you to promptly vote. Instructions for how to vote are contained on the enclosed proxy card. You can submit your vote by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you decide to attend the Annual Meeting, you will be able to vote at the Annual Meeting even if you have previously submitted your proxy card.
Thank you for your support.
Sincerely,

Michael Nuzzo
Chief Executive Officer and Member of the Board of Directors

XPONENTIAL FITNESS, INC.
17877 Von Karman Ave., Suite 100
Irvine, CA 92614

Notice of Annual Meeting of Stockholders To Be Held Wednesday, May 20, 2026
The Annual Meeting of Stockholders (the “Annual Meeting”) of Xponential Fitness, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., Pacific Time, on Wednesday, May 20, 2026. The Annual Meeting will be held virtually. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/XPOF2026 and entering your 16-digit control number included on your proxy card or voting instruction form that is enclosed with your proxy materials. This website will contain instructions on how to participate in the Annual Meeting in advance of the meeting. The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. You will be able to submit written questions at the meeting and vote online. The Annual Meeting will be held for the following purposes:
•
To elect two Class II Directors to serve until the 2029 annual meeting of stockholders, until their respective successor has been duly elected and qualified or until such director’s earlier death, resignation or removal;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our Class A common stock and Class B common stock as of the close of business on March 30, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting, or at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as soon as possible by (i) following the instructions on the enclosed proxy card or voting instruction form to vote over the Internet or by telephone or (ii) by completing, signing, and dating the enclosed proxy card and promptly mailing it in the postage pre-paid envelope provided. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. This Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage you to access and review the proxy materials before voting.
By Order of the Board of Directors,

Michael Nuzzo
Chief Executive Officer and Member of the Board of Directors
Irvine, California
April 24, 2026

i

XPONENTIAL FITNESS, INC.
17877 Von Karman Ave., Suite 100
Irvine, CA 92614
PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Xponential Fitness, Inc., of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, May 20, 2026 (the “Annual Meeting”), at 10:00 a.m. Pacific Time, and at any continuation, postponement, or adjournment of the Annual Meeting.
The Annual Meeting will be held virtually. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/XPOF2026 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. This website will contain instructions on how to participate in the Annual Meeting in advance of the meeting. The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. You will be able to vote your shares electronically and submit your written questions during the meeting through the online website. You will not be able to attend the Annual Meeting in person.
Holders of record of shares of our Class A common stock, par value $0.0001 per share and Class B common stock, par value $0.0001 per share (collectively, the “Shares”), as of the close of business on March 30, 2026 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and at any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 41,811,616 issued and outstanding shares of Class A common stock and 7,303,324 issued and outstanding shares of Class B common stock. Each share of Class A and Class B common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. Holders of shares of our Class B common stock shall vote with holders of our Class A common stock as a single class on all matters on which stockholders are entitled to vote generally.
The Company will begin mailing, or otherwise make available to stockholders the Proxy Materials (as defined below) and the Company’s Annual Report to Stockholders for the year ended December 31, 2025 (the “2025 Annual Report”), on or about April 24, 2026.
In this proxy statement, “Company”, “Xponential Fitness”, “we”, “us”, and “our” refer to Xponential Fitness, Inc.
Proposals
At the Annual Meeting, our stockholders will be asked:
•
To elect two Class II Directors to serve until the 2029 annual meeting of stockholders, until their respective successor has been duly elected and qualified or until such director’s earlier death, resignation or removal;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your Shares in accordance with their best judgment.
Recommendations of the Board
The Board of Directors of the Company (the “Board of Directors” or the “Board”) recommends that you vote your Shares as indicated below. If you return a properly completed proxy card, or vote your Shares by telephone or Internet, your Shares will be voted on your behalf as you direct. If not otherwise specified, the Shares represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•	FOR the election of Rachel H. Lee and Lily Yang as Class II Directors; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your Shares in accordance with their best judgment.
Electronic Availability of Proxy Statement and Annual Report
We are making this Proxy Statement and the 2025 Annual Report (the “Proxy Materials”) available to stockholders electronically via the Internet at www.proxyvote.com on or about April 24, 2026. On or about April 24, 2026, the Company will begin mailing the Proxy Materials.
If you have previously elected to receive the Proxy Materials electronically, you will continue to receive an e-mail notification with instructions to access the materials via the Internet unless you elect otherwise.
You may request a copy of the Proxy Materials, at no charge to you, using one of the methods below. To facilitate timely delivery, requests must be received by May 7, 2026.
•	Internet: www.proxyvote.com
•	Telephone: 1-800-579-1639
•	Email: sendmaterial@proxyvote.com (if using email, please include your control number in the subject line)
With your consent, we will no longer send you paper copies of any proxy materials. Instead, we will send you an email notification that the Proxy Materials have been filed with the Securities and Exchange Commission (the “SEC”) and are available for you to view, including a link to the website where you can view the materials. We will also provide you with a link to allow you to vote online. To sign up for electronic receipt of Proxy Materials, follow the directions at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is March 30, 2026, which was approved by our Board of Directors. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A common stock and Class B common stock is entitled to one vote for all matters before the Annual Meeting and holders of Class A common stock and Class B common stock shall vote together as a single class. At the close of business on the Record Date, there were 41,811,616 shares of Class A common stock and 7,303,324 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting virtually or by proxy of the holders of a majority in voting power of all outstanding shares of stock entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
The Company has decided to hold the Annual Meeting virtually this year. You may attend and participate in the Annual Meeting online by visiting the following website: www.virtualshareholdermeeting.com/XPOF2026. To attend and participate in the Annual Meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your Proxy Materials. If your Shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You will be able to vote your Shares electronically and submit your written questions prior to and during the meeting through the online website.
We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:50 a.m., Pacific Time, on May 20, 2026, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws (“Amended and Restated Bylaws”) to adjourn the meeting, without the vote of stockholders.
What does it mean if I receive more than one set of Proxy Materials?
It means that your Shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your Shares. To ensure that all of your Shares are voted, for each set of Proxy Materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the Proxy Materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
What is “householding”?
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders may be “householding” our Proxy Materials. Once you receive notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. You may revoke your consent at any time by calling your broker.
Upon written or oral request, we will promptly deliver a separate copy of our 2025 Annual Report and this Proxy Statement to any stockholder at a shared address to which a single copy of any of these documents was delivered. To receive a separate copy of these materials, you may write our Secretary at 17877 Von Karman Ave, Suite 100, Irvine, CA 92614.

Any stockholders who share the same address and receive multiple copies of our Proxy Materials who wish to receive only one copy in the future can contact their broker to request information about householding or our Secretary at the address listed above.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•	at the Annual Meeting—You will need the 16-digit control number included in your proxy card or on the instructions that accompanied your Proxy Materials to vote electronically during the meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Pacific Time, on May 19, 2026. To participate in the Annual Meeting online, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your Proxy Materials.
Whether or not you expect to attend the Annual Meeting, we urge you to vote your Shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy ahead of time, you may still decide to attend the Annual Meeting and vote your Shares at the meeting, in which case your proxy will be revoked.
Beneficial Owners of Shares Held in “Street Name.” If your Shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your Shares to be voted. Internet and telephone voting also is usually offered to stockholders owning Shares through certain banks and brokers. If your Shares are not registered in your own name and you would like to vote your Shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
Can I change my vote after I submit my proxy?
Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Secretary of the Company prior to or at the Annual Meeting; or
•	by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your Shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.
What if I do not specify how my Shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 1 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your Shares in accordance with their best judgment.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non- votes be treated?

Proposal	Votes Required	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal 1: Election of two Class II Directors	The two director nominees receiving the highest number of affirmative (“FOR”) votes will be elected as directors	Votes withheld and broker non-votes will have no effect on the election of directors

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026	The affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon
Abstentions will have the same effect as a vote “against” the proposal. Because ratification of the Company’s independent registered public accounting firm is considered a routine matter, we do not expect any broker non-votes in connection with this proposal

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors or “abstention” in the case of the proposal regarding the ratification of the appointment of an independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld, abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of two Class II Directors. Abstentions have the same effect as a vote against the proposal to approve the ratification of the appointment of Deloitte & Touche LLP for the fiscal year ending December 31, 2026.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf. Most of our stockholders hold our shares in “street name.”
Am I entitled to vote if my Shares are held in “street name”?
Yes. If your Shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those Shares held in “street name.” If your Shares are held in street name, these Proxy Materials are being provided to you by your bank or brokerage firm, along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your Shares, and the bank or brokerage firm is required to vote your Shares in accordance with your instructions. To vote your Shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote in advance of the Annual Meeting through the bank or broker.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of a director. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find a list of stockholders?
A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for a purpose germane to the meeting, for a period of ten days prior to the Annual Meeting during ordinary business hours. Stockholders seeking to examine the list should contact our Investor Relations department at investor@xponential.com and provide proof of ownership of Company stock and a statement of the purpose of the request.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, Ms. Rachel H. Lee and Ms. Lily Yang are to be elected as Class II Directors to hold office until the annual meeting of stockholders to be held in 2029, until their respective successor is elected and qualified or until such director’s earlier death, resignation or removal.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the Shares represented thereby for the election of each of Rachel H. Lee and Lily Yang as Class II Directors, whose name and biographies appear below. In the event that either or both Ms. Lee or Ms. Yang should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee or nominees designated by the Board of Directors, or the Board may elect to reduce its size. The Board of Directors has no reason to believe that either of Ms. Lee or Ms. Yang will be unable to serve if elected. Ms. Lee and Ms. Yang have each consented to being named in this proxy statement and to serve if elected.
Vote required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the election of the below Class II Director nominees.
Nominees For Class II Directors (term to expire at the 2029 annual meeting of stockholders)
Ms. Rachel H. Lee and Ms. Lily Yang are each nominees for election to the Board of Directors as Class II Directors.
Ms. Lee’s and Ms. Yang’s respective principal occupations and business experience are as follows:
Ms. Lee has served on our Board of Directors since August 2025. She is an experienced public company director and former private equity partner. Ms. Lee currently serves on the boards of directors of the Applied Digital Corporation (NASDAQ: APLD), a designer, builder and operator of high-performance data centers and colocation services for artificial intelligence workloads since February 2024, and Bank of Hope (NASDAQ: HOPE), the largest Korean American bank in the United States since May 2024. Previously, Ms. Lee spent almost 15 years at Ares Management Corporation (NYSE: ARES) (from 2008 to 2022), a global alternative asset manager, most recently as Partner and Head of the Consumer Private Equity practice, where she oversaw strategy and deal execution across the full investment lifecycle. While at Ares, she served on the board of directors at Cooper’s Hawk Winery and Restaurants from 2019 to 2022, Floor and Decor (NYSE: FND) from 2015 to 2021, and Insight Global from 2014 to 2016, among others. Prior to joining Ares, Ms. Lee was in the investment banking division at JPMorgan Chase & Co. (NYSE: JPM), where she participated in the execution of a variety of transactions, including leveraged buyouts, mergers and acquisitions, and debt and equity financings. Ms. Lee holds a B.S. in Business Administration and a B.S. in Accounting from the University of Southern California. We believe Ms. Lee is qualified to serve on our Board of Directors based on her extensive experience in public company board governance, mergers and acquisitions, strategic planning and capital allocation. She has also been determined by our Board to be an audit committee financial expert.
Ms. Yang has served on our Board of Directors since June 2025. Ms. Yang has approximately 30 years of experience in roles of increasing responsibility in finance and accounting across technology, healthcare, fitness and other high growth industries. Most recently, Ms. Yang served as the Chief Financial Officer of Strava, Inc., an online software platform catering to athletes, from November 2021 to July 2025. Since July 2025, she has served as an advisor to Strava. Prior to her role at Strava, she served as the Chief Accounting Officer of Pinterest, Inc. (NASDAQ: PINS), a visual discovery and inspiration platform, where she was instrumental in taking the company from late stage private to public in 2019. Ms. Yang also served as the Vice President of Finance and Accounting at Medivation Inc. from 2015-2017 and worked at Gilead Sciences, Inc. from 2003-2015, where she finished her tenure as Vice President and Corporate Controller. Ms. Yang currently serves on the board of directors of CSG (NASDAQ: CSGS), a customer engagement, revenue management and payments solutions company. Ms. Yang holds a BS in Accounting and Managerial Information Systems from Boston University. We believe Ms. Yang is qualified to serve on our Board based on her extensive experience in finance and accounting. She has also been determined by our Board to be an audit committee financial expert.

Class I and Class III members of the Board of Directors:
The other members of the Board of Directors who are Class III Directors (terms to expire at the 2027 annual meeting of stockholders) and Class I Director (terms to expire at the 2028 annual meeting of stockholders) are as follows (with information as of April 24, 2026):

Name	Class	Age	Served as a Director Since	Position
Mark Grabowski	I	50	2017	Chairman of the Board
Michael Nuzzo	III	55	2025	Director and Chief Executive Officer
Nicole Parent Haughey	III	55	2026	Director

The principal occupations and business experience of each of Class I and Class III Directors are as follows:
Mark Grabowski
Mr. Grabowski has served as our Chairman of the Board of Directors since May 2017. Mr. Grabowski is a Managing Partner at Snapdragon Capital Partners, which he founded in 2018, where he focuses on health and wellness as a core vertical of investment. From August 2016 to June 2018, Mr. Grabowski was a partner at TPG Growth, where he oversaw the platform’s consumer investments. From January 2007 to August 2016, Mr. Grabowski was a Managing Director at L Catterton, a middle market consumer-focused private equity firm. Mr. Grabowski has prior private equity experience at AEA Investors and American Capital Strategies. Mr. Grabowski holds an A.B. degree in Economics and was Phi Beta Kappa at Dartmouth College and holds an M.B.A. from The Wharton School of the University of Pennsylvania. We believe Mr. Grabowski is qualified to serve on our Board of Directors because of his extensive business and investment expertise and his knowledge of the Company and our industry.
Michael Nuzzo
Mr. Nuzzo has served as our Chief Executive Officer and as a Class III director of the Company since August 2025. Prior to joining us, Mr. Nuzzo most recently was the Chief Executive Officer of Eyemart Express LLC, a national eyewear retailer, from October 2022 to July 2025. From July 2019 to August 2022, he served as Executive Vice President, Chief Operating Officer and President of Petco Services at Petco Health & Wellness Company, Inc. (Nasdaq: WOOF) (“Petco”). From May 2015 to August 2021, Mr. Nuzzo served as Chief Financial Officer of Petco. Prior to joining Petco, he served as Chief Administrative Officer at 4moms, a leading high-tech baby gear brand. Previously, Mr. Nuzzo was Executive Vice President and Chief Financial Officer for GNC Holdings, Inc., a multinational health and nutrition retailer. He also served in various financial and operational leadership roles at Abercrombie & Fitch Co. (NYSE: ANF), including Senior Vice President of Corporate Finance. Mr. Nuzzo is currently serving on the board of directors of KinderCare Learning Companies, Inc. (NYSE: KLC) and its audit committee and compensation committee. He holds an MBA in finance and accounting from the University of Chicago Booth School of Business, and a BS in Economics from Kenyon College. We believe Mr. Nuzzo is qualified to serve on our Board of Directors because of his extensive expertise and leadership experience in our industry.
Nicole Parent Haughey
Ms. Parent Haughey has served on our Board of Directors since April 2026. Ms. Parent Haughey is a seasoned public company director, former Fortune 50 executive, and operator with a strong track record of value creation. She brings nearly two decades of experience on Wall Street, followed by senior operating and board roles, providing deep expertise in strategy, M&A, capital allocation and financial discipline, because of which we believe Ms. Parent Haughey is qualified to serve on our Board of Directors. Ms. Parent Haughey founded Halsey Loganberry Growth Advisors and currently serves on the board of directors of Allegion plc (NYSE: ALLE), a global provider of security products and solutions. She previously served as a member of the board of Directors of Altra Industrial Motion Corp (formerly NASDAQ: AIMC), which was acquired by Regal Rexnord in 2023. Ms. Parent Haughey has held multiple senior operating roles, including Chief Operating Officer of Island Creek Oysters, an aquaculture company, and Chief Operating Officer of Mimeo, an online printing and content distribution company. Earlier in her career, Ms. Parent Haughey co-founded Vertical Research Partners, served as Vice President of Corporate Strategy and Development at United Technologies, and was a Managing Director in Institutional Research at Credit Suisse. Ms. Parent Haughey holds a B.A. in Economics from Harvard University and served as Vice Chair of Harvard’s Board of Overseers from May 2016 to May 2017. She has also been determined by our Board to be an audit committee financial expert.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Deloitte & Touche LLP also served as our independent registered public accounting firm for the fiscal years ended December 31, 2025, 2024 and 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte & Touche LLP is expected to attend the 2026 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2027. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company and our stockholders.
Vote Required
This proposal requires the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. Abstentions have the same effect as a vote against. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal. Broker non-votes, if any, will have no effect on this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

EXECUTIVE OFFICERS
The following table identifies our current executive officers as of March 30, 2026:

Name	Age	Position
Michael Nuzzo(1)	55	Chief Executive Officer
Robert K. Julian	63	Interim Chief Financial Officer
Gavin O’Connor	56	Chief Legal Counsel, Chief Administrative Officer and Secretary
Timothy Weiderhoft	49	Chief Operating Officer, North America

(1)	See biography on page 8 of this proxy statement.
Robert K. Julian has served as our Interim Chief Financial Officer since March 2026. He currently serves as a member of the board of directors of PROG Holdings, Inc. (NYSE: PRG) since November 2024, Rayton Solar, Inc. since December 2023, and Shoals Technologies Group, Inc. (NASDAQ: SHLS) since August 2022, where he also chairs the audit committee. From February 2023 to January 2024 Mr. Julian served as Chief Financial Officer of TheRealReal, Inc. (NASDAQ: REAL), a luxury consignment company. From June 2022 to February 2023, he served as interim Co-Chief Executive Officer and Chief Financial Officer of TheRealReal, and as Chief Financial Officer from October 2021 to June 2022. Prior to joining TheRealReal, Mr. Julian served as Executive Vice President and Chief Financial Officer of Sportsman’s Warehouse Holdings, Inc. (NASDAQ: SPWH) from March 2019 to October 2021. Prior to March 2019, he served as Chief Financial Officer at Deluxe Entertainment Services Group, Callaway Golf Co (formerly NYSE: ELY) and Lydall, Inc., among others. Mr. Julian received a B.A. degree from Michigan State University and an M.B.A from University of Michigan.
Gavin O’Connor has served as our Chief Legal Counsel and Administrative Officer since November 2025. He was also appointed Secretary in February 2026. Mr. O’Connor previously was at European Wax Center, Inc. (NASDAQ: EWCZ), a franchisor and operator of out-of-home waxing services in the United States, where he served in multiple roles as Chief Administrative Officer, General Counsel and Corporate Secretary from September 2023 to October 2025, Chief Legal Officer, Chief Human Resources Officer and Corporate Secretary from 2021 to October 2025, and Chief Legal Officer and Corporate Secretary from January 2020 to October 2025. Prior to European Wax Center, Mr. O’Connor served as Vice President and Deputy General Counsel for American Eagle Outfitters, Inc., from March 2018 to January 2020. From July 2010 to March 2018, he served in various roles at GNC Holdings Inc., including Vice President, Deputy General Counsel, Chief Compliance Officer, and Corporate Secretary. From August 2006 to July 2010, he served as a Partner at McGuireWoods LLP. Mr. O’Connor received a B.A. degree from the University of Michigan and a J.D. from the University of Pittsburgh School of Law.
Timothy Weiderhoft has served as our Chief Operating Officer, North America since January 2025. Mr. Weiderhoft was previously the Chief Operating Officer and Vice President of Franchising at Central Bark USA from June 2024 to January 2025 and Chief Development Officer of Central Bark from November 2022 to May 2024. Prior to Central Bark USA, he was Chief Executive Officer at Wow Wow Hawaiian Lemonade from September 2019 to November 2022. Before Wow Wow Hawaiian Lemonade, Mr. Weiderhoft spent over five years at Massage Envy where he rose from Director of Field Operations to Vice President of Franchise Development. Mr. Weiderhoft also served as a board advisor for Carousel’s Soft Serve Icery from November 2022 to February 2025. He holds an Ed.D. from Capella University and an M.S. from The University of Arizona.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for each of our Audit Committee, Human Capital Management Committee, and Nominating and Corporate Governance Committee, to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under “Governance Documents” of our investor relations website located at investor.xponential.com, or by writing to c/o Secretary at our offices at 17877 Von Karman Ave, Suite 100, Irvine, CA, 92614. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC.
Board Composition
Our Board of Directors currently consists of five members: Mark Grabowski, Rachel H. Lee, Michael Nuzzo, Nicole Parent Haughey, and Lily Yang. As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation provides that the authorized number of directors may be fixed from time to time by the Board of Directors, except as otherwise provided for or fixed relating to the rights of the holders of any series of preferred stock to elect additional directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as equally as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the total voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.
Director Independence
Rachel H. Lee, Nicole Parent Haughey, and Lily Yang each qualify as “independent” in accordance with the listing requirements of The New York Stock Exchange (the “NYSE”). In making these determinations, our Board of Directors reviewed and discussed relevant information provided by the directors and us with regard to each director’s business, personal activities and relationships as they may relate to us and our management. Mark Grabowski and Michael Nuzzo are not considered independent under applicable NYSE rules. There are no family relationships among any of our directors or executive officers.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates to the Board, and the Board, in approving and recommending for election (and, in the case of vacancies, appointing) such candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they may deem to be relevant: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience as a board member of another publicly held company; the candidate’s professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and / or executive compensation practices; and whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. In addition, the Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Although the Board does not have a formal written diversity policy with respect to the evaluation of director candidates, in its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider factors including, without limitation, issues of judgment, diversity, age, skills, background and experience, and with respect to diversity, such factors as gender, race, ethnicity, experience, and area of expertise, as well as other individual qualities and attributes that contribute to the total diversity of viewpoints and experience represented on the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials as set forth in our Amended and Restated Bylaws, to the Nominating and Corporate Governance Committee, c/o Secretary, Xponential Fitness, Inc., 17877 Von Karman Ave, Suite 100, Irvine, CA, 92614. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by other sources.
Communications from Interested Parties
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit, Human Capital Management and Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to c/o Secretary, Xponential Fitness, Inc., 17877 Von Karman Ave, Suite 100, Irvine, CA, 92614, which will forward such communications to the appropriate party as deemed appropriate. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company and its stockholders. Currently, the roles are separated, with Mark Grabowski serving as Chairman of the Board and Michael Nuzzo serving as Chief Executive Officer. Our Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer is in the best interests of our Company and its stockholders at this time because it achieves the optimal governance model for us and for our stockholders. For these reasons, our Board has concluded that our current leadership structure is appropriate at this time.
However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that the Board of Directors may designate a director as the lead director to lead the meetings of the non-management or independent directors. Currently, Ms. Lee serves as our Lead Independent Director. The role the Lead Independent Director plays in the leadership of our Board includes:
•	establishing, in conjunction with the CEO, an annual agenda of topics for consideration and review by the Board and determining the length and frequency of the Board meetings;
•	setting the agenda for each Board meeting;
•	ensuring that the Board functions effectively and the perspectives of each member of the Board are considered;

•
collaborating with Company management to set and review the Company’s long term strategy, establishing appropriate milestones, and gaining Board input and approval for such long term strategy and milestones;

•	acting as the primary liaison between the Board and Company management for matters not already designated as the responsibility of any standing or special committees of the Board;
•	leading the CEO succession planning process and performance review of the CEO; and
•	engaging with stockholders, as needed.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Throughout the year, senior management reviews the risks facing us with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee is responsible for overseeing our financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures.
The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Human Capital Management Committee assesses risks arising from our compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on us. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Executive Sessions of Non-Management Directors
As provided in the Corporate Governance Guidelines, the non-management directors meet, without management directors or management present on a regularly scheduled basis. If the non-management directors include directors who are not considered independent, the independent directors must also meet in executive session at least once a year. Our Lead Independent Director presides over executive sessions.
Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our investor relations website located at investor.xponential.com, in the “Governance” section under “Governance Documents.” In addition, we intend to post on our website all disclosures that are required by law or the NYSE rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our employees and directors from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities.
Compensation Clawback Policy
We maintain a Policy Regarding the Recoupment of Certain Compensation Payments (the “Clawback Policy”), that applies to current and former Section 16 officers and requires the recovery of erroneously awarded incentive-based-compensation if there is an accounting restatement. Pursuant to the Clawback Policy, incentive-based compensation is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure, as defined in the policy (“Incentive-Based Compensation”).

During the year ended December 31, 2024, we restated our consolidated financial statements for the year ended December 31, 2023, and corrected our consolidated financial statements for the year ended December 31, 2022. As a result of the restatement, the Company conducted a recovery analysis in 2025 pursuant to the Clawback Policy and determined that the restatement did not result in the recoupment of any compensation because the restatement did not impact any Incentive-Based Compensation awarded to any officer covered by the Clawback Policy.
Attendance by Members of the Board of Directors at Meetings
There were sixteen meetings of the Board of Directors during the fiscal year ended December 31, 2025, including four regular meetings and twelve special meetings. The Audit Committee held eight meetings during the year, the Human Capital Management Committee held seven meetings during the year and the Nominating and Corporate Governance Committee held eight meetings during the year. During 2025, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which the director served during the period.
Under our Corporate Governance Guidelines, which are available on our investor relations website located at investor.xponential.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to attend all meetings of the Board and meetings of the committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, we encourage our directors to attend the Annual Meeting. Five of our then seven directors serving on the Board at the time of our 2025 annual meeting of stockholders attended the meeting.

COMMITTEES OF THE BOARD
Our Board has established three standing committees – Audit, Human Capital Management, and Nominating and Corporate Governance – each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Human Capital Management	Nominating and Corporate Governance
Mark Grabowski
Rachel H. Lee	X	X	X
Lily Yang	Chair	X	Chair
Michael Nuzzo
Nicole Parent Haughey	X	Chair	X

Audit Committee
The members of our Audit Committee are Lily Yang, Rachel H. Lee and Nicole Parent Haughey. Ms. Yang is the chair of our Audit Committee. Ms. Yang, Ms. Lee and Ms. Parent Haughey meet the requirements for independence for audit committee members under the current NYSE listing standards and SEC rules and regulations. The composition of our Audit Committee satisfies the independence requirements of the NYSE and the SEC. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that each of Ms. Lee, Ms. Parent Haughey and Ms. Yang is qualified as an Audit Committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:
•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•	evaluating the qualifications, independence and performance of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•	reviewing how management uses non-GAAP financial measures, whether they are consistently prepared and presented, and the Company’s disclosure controls and procedures related thereto;
•
establishing procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or audit matters, as well as for the confidential and anonymous submission by employees concerning questionable accounting or auditing matters;

•	considering the adequacy of our internal controls and overseeing the Company’s internal audit function, including leadership, scope, reporting, and resourcing;
•	reviewing the Company’s major financial risk exposures and cybersecurity risk and the steps management has taken to monitor and control those exposures;
•	overseeing the Company’s legal, regulatory, and ethical compliance, including compliance programs, regulatory communications, and material legal or regulatory matters;
•	with the Nominating and Corporate Governance Committee, reviewing and monitoring compliance with the Code of Business Conduct and Ethics and reviewing proposed waivers of such code;
•	reviewing material related party transactions or those that require disclosure; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm and the fees associated therewith.

Human Capital Management Committee
The members of our Human Capital Management Committee are Rachel H. Lee, Nicole Parent Haughey, and Lily Yang. Ms. Parent Haughey is the chair of our Human Capital Management Committee. The composition of our Human Capital Management Committee satisfies the independence requirements of the NYSE. Ms. Lee, Ms. Parent Haughey, and Ms. Yang meet the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Our Human Capital Management Committee is responsible for, among other things:
•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;
•	reviewing and recommending to our Board of Directors the compensation of our non-employee directors;
•	administering our stock and equity incentive plans;
•	reviewing and approving, or making recommendations to our Board of Directors with respect to, annual and long-term incentive compensation and equity plans; and
•	reviewing our overall compensation philosophy.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Rachel H. Lee, Nicole Parent Haughey and Lily Yang. Ms. Yang is the chair of our Nominating and Corporate Governance Committee. The composition of our Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE. Ms. Lee, Ms. Parent Haughey and Ms. Yang meet the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying and recommending candidates for membership on our Board of Directors;
•	reviewing and recommending our corporate governance guidelines and policies;
•	with the Audit Committee, reviewing proposed waivers of the code of conduct for directors and executive officers;
•	overseeing the process of evaluating the performance of our Board of Directors; and
•	assisting our Board of Directors on corporate governance matters.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation earned by our named executive officers (“NEOs”) that is attributable to services performed during the fiscal years indicated. We have omitted from this table certain columns if no NEO received such types of compensation during the fiscal years covered.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Michael Nuzzo(4) Chief Executive Officer	2025	324,627	800,000	3,566,482	—	4,691,109
Mark King(5) Former Chief Executive Officer	2025	519,900	—	—	—	519,900
	2024	400,000	—	4,478,961	7,710	4,886,671
Gavin O’Connor(6) Chief Legal Counsel, Chief Administrative Officer and Secretary	2025	72,992	330,000	817,456	—	1,220,448
Timothy Weiderhoft(7) Chief Operating Officer, North America	2025	376,231	96,250	1,072,230	11,586	1,556,297
John Kawaja(8) Former President, North America	2025	289,231	—	1,143,712	318,750	1,751,693

(1)	For 2025 represents (i) a discretionary bonus paid to Messrs. Nuzzo and Weiderhoft and (ii) a guaranteed bonus paid to Mr. O’Connor pursuant to his employment agreement.
(2)
Represents the aggregate grant date fair value of time-based restricted stock unit awards (“RSUs”), granted to the NEO, calculated in accordance with ASC 718. For Mr. Nuzzo this amount also includes performance-based RSU awards (“PSUs”), calculated in accordance with ASC 718. The underlying assumptions made for this valuation are set forth in Note 12 to our consolidated financial statements for the year ended December 31, 2025, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(3)
Represents matching contributions we have made to our 401(k) plan for the NEO, and our payments to cover the employee portion of medical and dental insurance coverage for the NEO. For Mr. Kawaja this amount includes $318,750 of cash severance benefits paid during December 31, 2025 pursuant to his employment agreement.

(4)	Mr. Nuzzo commenced employment as Chief Executive Officer on August 7, 2025.
(5)	Mr. King served as our Chief Executive Officer from June 17, 2024 through his employment termination on August 7, 2025.
(6)	Mr. O’Connor commenced employment as our Chief Legal Counsel and Administrative Officer on November 14, 2025.
(7)	Mr. Weiderhoft commenced employment as our Chief Operating Officer, North America on January 13, 2025.
(8)	Mr. Kawaja served as our President, North America from January 13, 2025 through his employment termination on September 5, 2025.
Narrative Disclosure to Summary Compensation Table
Employment Agreements with Current NEOs
We are a party to an employment agreement with each of our currently employed NEOs. Each employment agreement provides for severance entitlements on a qualifying employment termination as described below in “Potential Payments Upon a Termination or Change in Control.” Each currently employed NEO is subject to restrictive covenant obligations that apply during employment, and for certain obligations, a period following an employment termination as described below in “Potential Payments Upon a Termination or Change in Control.”
Michael Nuzzo
On July 30, 2025, we entered into an employment agreement with Mr. Nuzzo (the “Nuzzo Employment Agreement”).
Pursuant to the Nuzzo Employment Agreement, Mr. Nuzzo is entitled to (i) an annual base salary of $800,000, subject to increase by our Board of Directors based on Mr. Nuzzo’s performance, (ii) an annual target bonus opportunity equal to 100% of his annual base salary, based on the achievement of certain performance metrics established by our Board of Directors, and (iii) employee benefits as made available to other similarly situated executives of the Company. The Nuzzo Employment Agreement also provides for Mr. Nuzzo to have receive an initial equity grant of RSUs with a grant value of $3.5 million, as described below in “Long-Term Equity Incentives.”

Gavin O’Connor
On October 11, 2025, we entered into an employment agreement with Mr. O’Connor (the “O’Connor Employment Agreement”). Pursuant to the O’Connor Employment Agreement, Mr. O’Connor is entitled to (i) an annual base salary of $550,000, subject to increase by our Board of Directors based on Mr. O’Connor’s performance, (ii) an annual target bonus opportunity equal to 60% of his annual base salary, based on the achievement of certain performance metrics established by our Board of Directors, (iii) the opportunity to receive recurring annual equity grants under the Company’s long-term incentive plan (“LTIP”), and (iv) employee benefits that are available to other similarly situated executives of the Company. The O’Connor Employment Agreement also provides for Mr. O’Connor to receive an initial equity grant under the LTIP with a grant date value of $1.75 million (consisting of 50% RSUs and 50% PSUs), as described below in “Long-Term Equity Incentives,” and guaranteed that Mr. O’Connor’s 2025 bonus would be paid regardless of whether the necessary performance metrics were achieved. Mr. O’Connor was paid his guaranteed bonus of $330,000 in early 2026.
Timothy Weiderhoft
On January 13, 2025, we entered into an employment agreement with Mr. Weiderhoft (the “Weiderhoft Employment Agreement”). Pursuant to the Weiderhoft Employment Agreement, Mr. Weiderhoft is entitled to (i) an annual base salary of $385,000, subject to increase by our Board of Directors based on Mr. Weiderhoft’s performance, (ii) an annual target bonus opportunity equal to 50% of his annual base salary, based on the achievement of certain performance metrics established by our Board of Directors, and (iii) employee benefits that are available to other similarly situated executives of the Company. The Weiderhoft Employment Agreement also provides for Mr. Weiderhoft to receive an initial equity grant of RSUs with a grant date value of $1.0 million as described below in “Long-Term Equity Incentives.”
Employment Agreements with NEOs who Terminated from Employment
We were a party to an employment agreement with each NEO who terminated from employment in 2025 or 2026. The employment agreements governed the terms of the applicable NEO’s severance payments and benefits and provided for certain post-employment restrictive covenants obligations. The actual severance paid or payable to each NEO who has terminated from employment is described below in the section titled, “Potential Payments Upon a Termination or Change in Control.”
Annual Cash Bonuses
We maintain an annual cash bonus program that is designed to incentivize our NEOs to achieve our annual financial objectives. Each eligible NEO has a target bonus that is reflected as a percentage of his or her base salary as described above in “Employment Agreements with Current NEOs,” and each eligible NEO’s annual target bonus may be adjusted by the Human Capital Management Committee. Achievement of the applicable performance metrics is determined by the Human Capital Management Committee in February following the year to which performance relates.
For eligible NEOs, the performance metric for the 2025 annual bonuses was Adjusted EBITDA, and the performance goals were as follows:

Adjusted EBITDA Achieved	Funding Level of Target Bonus
Below $106,200,000	0%
$118,000,000	100%
$135,700,000	200%

*	If Adjusted EBITDA was between $106,200,000 and $118,000,000; or between $118,000,000 and $135,700,000 linear interpolation would be used to determine the funding level.
In February 2026, the Human Capital Management Committee determined that the 2025 annual financial objectives were not achieved. However, to recognize Messrs. Nuzzo and Weiderhoft’s leadership to the Company during a period of organizational transition in 2025, the Human Capital Management Committee awarded each such NEO a one-time discretionary cash bonus for 2025. The discretionary cash bonuses were also intended to motivate the NEO to continue pursuing the execution of the Company’s strategic initiatives in 2026.

In early 2026, Mr. O’Connor was paid the $330,000 bonus guaranteed under the O’Connor Employment Agreement for 2025.
Long-Term Equity Incentives
We adopted the Omnibus Incentive Plan (our “OIP”) following the completion of our IPO. Our OIP provides for the grant of equity-based awards to our employees, consultants, service providers, and non-employee directors in the form of stock options (non-qualified stock options and incentive stock options), stock appreciation rights, restricted stock, RSUs, PSUs, performance awards, and other stock- and cash-based awards.
In the event of a Change in Control (as defined in our OIP), the Committee (as defined in our OIP) may take certain actions with respect to any outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions, determination of the attainment of performance conditions for performance awards, or the cancellation of awards in consideration of a payment.
We made the following grants in 2025 in connection with the hiring of certain NEOs:
•
In January 2025 we granted to Mr. Weiderhoft RSUs with a grant date fair value of $1,072,230 (calculated in accordance with ASC 718) of which 33% vest annually on the first three anniversaries of the grant date, subject to continued employment through such vesting date.

•
In January 2025 we granted Mr. Kawaja RSUs with a grant date fair value of $ 1,143,712 (calculated in accordance with ASC 718) of which 33% was to vest annually on the first three anniversaries of the grant date, subject to continued employment through such vesting date.

•
In August 2025, we granted Mr. Nuzzo RSUs and PSUs with an aggregate grant date fair value of $3,566,482 (calculated in accordance with ASC 718). Half of the award was granted as RSUs, which vest in substantially equal installments on each of the 12-, 24-, 30-, and 36-month anniversaries of August 7, 2025, subject to Mr. Nuzzo’s continued employment through such date. The other half of the award was granted as PSUs, which will vest in three substantially equal amounts if, prior to August 7, 2028, the closing price of our Class A common stock, as reported on the New York Stock Exchange, equals or exceeds $16, $25, or $30, respectively, for 20 consecutive trading days, subject Mr. Nuzzo’s continued employment through each such vesting date.

•
In November 2025 we granted Mr. O’Connor RSUs with a grant date fair value of $817,456 (calculated in accordance with ASC 718), of which 33% vest annually on the first three anniversaries of the grant date, subject to Mr. O’Connor’s continued employment through such vesting date. In March 2026, we granted Mr. O’Connor the remainder of his new hire equity award in the form of PSUs with a grant date fair value of $838,367 (calculated in accordance with ASC 718). The PSUs will vest, if at all, in the first quart of 2029 following the Human Capital Management Committee’s determination of performance results during the applicable performance period, which is from January 1, 2026 to December 31, 2028, subject to Mr. O’Connor’s continued employment through such vesting date.

•	No other NEOs were awarded equity awards in 2025.
Retirement, Health, Welfare and Additional Benefits
We maintain a tax-qualified retirement plan (the “401(k) Plan”), which provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. The 401(k) Plan permits us to make matching contributions and profit sharing contributions to eligible participants. Eligible employees can begin participating in the 401(k) Plan one month following their start date, and are eligible for matching contributions after one year of service. Our NEOs participate in the 401(k) Plan on the same basis as our other employees who satisfy the plan’s eligibility requirements. Participants of the 401(k) Plan can defer up to 100% of their eligible compensation, subject to applicable annual Internal Revenue Code limits. All participants’ interests in their deferrals are 100% vested when contributed. Participants vest into matching contributions and profit-sharing contributions over a two- and six-year period, respectively.
In 2025 and 2024, we provided for a discretionary match of 100% of the first 4% of compensation contributed to the 401(k) Plan for each participant. The amount we contributed on behalf of each NEO, if any, is reflected above under “Summary Compensation Table.”

Our compensation program does not include any other material benefits or perquisites for our NEOs.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning outstanding equity incentive plan awards for our NEOs as of the end of our fiscal year ended December 31, 2025.

	Stock Awards
Name(1)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested
Michael Nuzzo	216,369(2)	1,780,717	216,369(2)	1,780,717
Gavin O’Connor	137,851(3)	1,134,514	—	—
Timothy Weiderhoft	71,482(4)	588,297	—	—

(1)	Represents the value of each outstanding award based on the closing price per share of our Class A common stock on December 31, 2025, of $8.23.
(2)
Represents (i) 216,369 RSUs granted on August 21, 2025, of which 25% vests on each of the 12-, 24-, 30-, and 36-month anniversaries of August 7, 2025, and (ii) 216,369 PSUs granted on August 21, 2025, which will vest in three substantially equal amounts if, during the 36-month period following August 7, 2025, the closing price of our Class A common stock, as reported on the New York Stock Exchange, equals or exceeds $16, $25, or $30, respectively, for 20 consecutive trading days, subject to Mr. Nuzzo’s continued employment through each respective vesting date.

(3)
Represents the unvested portion of 137,851 RSUs granted on November 24, 2025, of which 33% vests annually over three years on the anniversary of the grant date, subject to Mr. O’Connors continued service through each respective vesting date.

(4)
Represents the unvested portion of 71,482 RSUs granted on January 13, 2025, of which 33% vests annually over three years on the anniversary of the grant date, subject to Mr. Weiderhoft’s continued service through each respective vesting date.

Potential Payments Upon Termination or Change in Control
Michael Nuzzo
Pursuant to the Nuzzo Employment Agreement, if Mr. Nuzzo’s employment is terminated (i) by us without Cause (as defined in the Nuzzo Employment Agreement), (ii) by Mr. Nuzzo for Good Reason (as defined in the Nuzzo Employment Agreement), or (iii) on account of Mr. Nuzzo’s disability resulting from an injury or death incurred in the course and scope of Mr. Nuzzo’s employment, Mr. Nuzzo will be entitled to any accrued but unpaid base salary and all accrued and unused vacation, and if Mr. Nuzzo executes a release of all claims in a form satisfactory to us, Mr. Nuzzo will be entitled to (a) twelve months’ base salary, payable in periodic installments according to our regular payroll practices, (b) reimbursement for the cost of COBRA coverage for twelve months or, if earlier, until Mr. Nuzzo is covered under different health insurance, (c) any earned but unpaid annual bonus for the calendar year preceding the calendar year of termination, (d) a prorated annual bonus for the year of termination based on actual performance for the full calendar year termination, which, if earned, will be paid when other executives are paid annual bonuses for such year, and (e) prorated vesting of each then-outstanding equity award held by Mr. Nuzzo, based on the time elapsed from the date vesting commenced for such award through the date of Mr. Nuzzo’s termination and, if applicable, actual performance through the date of termination.
If such termination occurs within twelve months following a Change in Control (as defined in our OIP), then the COBRA benefits will be provided for eighteen months, and all then-outstanding equity awards held by Mr. Nuzzo will vest, with the performance of any performance-vesting awards to be measured at actual performance through the date of termination.
Gavin O’Connor
Pursuant to the O’Connor Employment Agreement, if Mr. O’Connor’s employment is terminated (i) by us without Cause (as defined in the O’Connor Employment Agreement), (ii) by Mr. O’Connor for Good Reason (as defined in the O’Connor Employment Agreement), or (iii) on account of Mr. O’Connor’s disability resulting from an injury or death incurred in the course and scope of Mr. O’Connor’s employment, Mr. O’Connor will be entitled to any accrued but unpaid base salary and all accrued and unused vacation, and if Mr. O’Connor executes a release of all claims in a form satisfactory to us, Mr. O’Connor will be entitled to (a) nine months’ base salary, payable in periodic installments according to our regular payroll practices, (b) reimbursement for the cost of COBRA coverage for nine months or, if earlier, until Mr. O’Connor is covered under different health insurance, (c) any earned but unpaid annual bonus for the calendar year preceding the calendar year of termination, (d) a prorated annual bonus for the year or termination based on actual performance for the full calendar year of termination, which, if earned, will be paid when other executives are paid annual bonuses for such year, and (e) prorated vesting of each then-outstanding equity award held by Mr. O’Connor, based on the time elapsed from the date vesting commenced for such award through the date of Mr. O’Connor’s termination and, if applicable, actual performance through the date of termination.
If such termination occurs within twelve months following a Change in Control (as defined in our OIP), then the COBRA benefits will be provided for eighteen months, and all then-outstanding equity awards held by Mr. O’Connor will vest, with the performance of any performance-vesting awards to be measured at actual performance through the date of termination.
Timothy Weiderhoft
The Weiderhoft Employment Agreement provides that Mr. Weiderhoft’s employment with the Company is for one year-terms that automatically renew on each subsequent one-year anniversary unless Mr. Weiderhoft’s employment is otherwise terminated by the Company or Mr. Weiderhoft in writing at least 60 days prior to such date. Pursuant to the Weiderhoft Employment Agreement, if Mr. Weiderhoft’s employment is terminated during the then-current term (i) by us without Cause (as defined in the Weiderhoft Employment Agreement), (ii) by Mr. Weiderhoft for Good Reason (as defined in the O’Connor Employment Agreement), or (iii) on account of Mr. Weiderhoft’s disability resulting from an injury or death incurred in the course and scope of employment, Mr. Weiderhoft will be entitled to any accrued but unpaid base salary and all accrued and unused vacation, and if Mr. Weiderhoft executes a release of all claims in a form satisfactory to us, Mr. Weiderhoft will be entitled to (a) nine months’ base salary, payable in periodic installments according to our regular payroll practices, (b) reimbursement for the cost of COBRA coverage for nine months or, if earlier, until Mr. Weiderhoft is covered under different health insurance, and (c) prorated vesting of each then-outstanding equity award held by Mr. Weiderhoft based on the time elapsed from the date vesting commenced for such award through the date of Mr. Weiderhoft’s termination and, if applicable, actual performance through the date of termination.
If such termination occurs within twelve months following a Change in Control (as defined in our OIP), then the COBRA benefits will be provided for eighteen months, and will vest in all then-outstanding equity awards held by Mr. Weiderhoft will vest, with the performance of any performance-vesting awards to be measured at actual performance through the date of termination.
Restrictive Covenants
Messrs. Nuzzo, O’Connor and Weiderhoft are each subject to certain restrictive covenants obligations including (i) employment term non-solicitation of business relations, (ii) employment term and twelve-month post-termination non-solicitation of employees, (iii) perpetual and mutual non-disparagement, (iv) perpetual confidentiality, and (v) invention assignment provisions.
Payments Upon the Termination of Formerly Employed NEOs
Mark King
Mr. King resigned from employment with the Company on August 7, 2025, and was not eligible to receive any severance payments or benefits pursuant to his prior employment agreement. Further, in connection with his resignation, Mr. King forfeited all then outstanding equity awards.
John Kawaja
Mr. Kawaja’s employment with the Company terminated on September 5, 2025, and was deemed to be a termination without Cause (as defined in his prior employment agreement) under his prior employment agreement. Pursuant to the terms of Mr. Kawaja’s employment agreement, after executing a release of all claims in a form satisfactory to us, Mr. Kawaja received (i) an aggregate of $318,750, equal to nine months of his salary, and (ii) the pro-rated vesting of 17,552 outstanding RSUs (with a fair market value of $149,368 based on the closing price of our Class A common stock $8.51 on September 5, 2025).

Restrictive Covenants
Messrs. King and Kawaja each remain subject to certain restrictive covenant obligations, including (i) non-solicitation of employees for the twelve months following the applicable NEO’s termination date, (ii) perpetual mutual non-disparagement, and (iii) perpetual confidentiality.
Non-Employee Director Compensation
Our non-employee directors receive equity awards and cash retainers pursuant to our Outside Director Compensation Policy, which we last updated on July 1, 2024 (the “Policy”), as compensation for service on our Board of Directors and its committees. The Policy is intended to enable us to attract qualified non-employee directors, provide the non-employee directors with compensation at a level that is consistent with our compensation objectives and, in the case of equity-based compensation, align their interests with those of our stockholders.
Under the updated Policy, non-employee directors will receive the following annual cash retainers, payable in quarterly installments:
•	Board member: $80,000
•	Non-executive board chair: $55,000
•	Lead director: $22,000
•	Audit committee chair: $20,000
•	Audit committee member: $12,000
•	Human Capital Management committee chair: $15,000
•	Human Capital Management committee member: $10,000
•	Nominating and Corporate Governance committee chair: $12,000
•	Nominating and Corporate Governance committee member: $8,000
Pursuant to the Policy, our non-employee directors can elect to receive RSUs in lieu of cash for all or a portion of their annual retainer. The number of RSUs granted is determined by dividing the value of the aggregate amount of cash fees earned by the average closing price of our Class A common stock for the 10 trading days prior to, and including, the grant date. In 2025, Mr. Grabowski and Bruce Haase, Ms. Lee and Ms. Yang each elected to receive RSUs in lieu of cash for their annual cash retainer. Accordingly, in lieu of the cash payments that would typically be made for the applicable quarterly installment, we granted fully vested RSUs on four separate dates during 2025, resulting in aggregate grants of 15,162 RSUs to Mr. Grabowski, 12,804 RSUs to Mr. Haase, 3,970 RSUs to Ms. Lee, and 6,904 RSUs to Ms. Yang.
Further, pursuant to the Policy, non-employee directors receive an annual equity-based award with a grant date value of $110,000, subject to their continued service on our Board of Directors through the applicable vesting date (which amount will be pro-rated, as applicable, for new directors). We granted 12,511 RSUs on May 21, 2025, to each of Mr. Grabowski, Jair Clarke, Mr. Haase and Chelsea A. Grayson, which for Mr. Grabowski will be eligible to vest on the earlier of (x) the date of our 2026 Annual Meeting or (y) May 21, 2026. Messrs. Clarke and Haase and Ms. Grayson each resigned from the Board on April 1, 2026, and forfeited their outstanding RSUs. In connection with their respective commencement of service on our Board, on June 16, 2025, we granted 11,620 RSUs to Ms. Yang, and on August 25, 2025, we granted 9,221 RSUs to Ms. Lee. These RSU awards are eligible to vest, subject to continued service, on the earlier of (x) the date of our 2026 Annual Meeting or (y) May 21, 2026.
Pursuant to our OIP, the maximum number of shares of our Class A common stock that may be granted during a single fiscal year to a non-employee director, together with any cash fees paid during the fiscal year, may not exceed $650,000 in total value or for newly appointed non-employee directors, $1,000,000 in total value during the initial annual period, in each case calculated using the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
In addition to annual cash and equity awards, we reimburse all our non-employee directors for their reasonable travel expenses incurred in attending meetings of our Board of Directors or committees. Our non-employee directors are eligible to receive other compensation and benefits, including reasonable personal benefits and perquisites, as determined by our Board of Directors from time to time.

The table below shows the cash and equity compensation awarded to our non-employee directors for fiscal 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Jair Clarke	122,000	103,591	225,591
Mark Grabowski	—	234,733	234,733
Chelsea A. Grayson	125,500	103,591	229,091
Bruce Haase	—	212,760	212,760
Jeffrey Lawrence(2)	26,000	25,703	51,703
Rachel Lee	—	109,464	109,464
Brenda Morris(2)	70,000	—	70,000
Lily Yang	—	148,892	148,892

(1)
Represents the aggregate grant date fair value of the RSUs awarded in 2025 and computed in accordance with ASC 718. For Messrs. Grabowski and Haase, Ms. Lee and Ms. Yang, also includes the full grant date fair value of fully vested RSUs that were awarded to the non-employee director pursuant to each non-employee director’s election under the Policy to receive all or a portion of his or her annual cash retainer (including any cash retainers for service on a committee) in the form of RSUs, calculated in accordance with ASC 718.

(2)	Ms. Morris and Mr. Lawerence each left our Board of Directors on May 20, 2025, and forfeited all outstanding RSUs.
Director Deferral Program
On December 13, 2025, the Human Capital Management Committee approved the Directors Deferral Plan (the “Deferral Plan”). All our current non-employee directors are eligible to participate in the Deferral Plan. Under the terms of the Deferral Plan, non-employee directors may elect to defer all their annual cash compensation and all of the shares of our Class A common stock issued upon the vesting and settlement of their annual RSU award, in each case, in the form of deferred stock units (“DSUs”), which will be credited to an account maintained by us. The number of DSUs credited is determined by dividing the dollar amount of the deferred cash compensation by the fair market value of a share of our Class A common stock on the date the cash compensation would otherwise have been paid to the director. DSUs are awarded from, and remain subject to the terms of, our OIP.
Dividend equivalent rights accrue on the DSUs and are credited to each non-employee director’s account under the Deferral Plan. DSUs will be settled following termination of service on the Board of Directors.
Equity Compensation Plan Information
The following table sets forth information regarding outstanding equity awards and shares reserved for future issuance under our equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights and RSUs (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights and RSUs ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity compensation plans approved by security holders	2,036,865(1)	$—	6,823,947(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,036,865	$—	6,823,947

(1)
Represents the number of outstanding RSUs and PSUs, granted under our OIP. The number included in respect of the PSUs granted to Mr. Nuzzo in August 2025 under our OIP assumes each milestone applicable to the award will be achieved.

(2)
Consists of 2,366,511 shares remaining available for issuance under our OIP, and 4,457,436 shares remaining available for issuance under our Employee Stock Purchase Plan (“ESPP”), effective as of our initial public offering in July 2021, of which approximately 27,767 shares are subject to purchase during the ESPP’s current offering period which ends in June 2026. On the first day of each fiscal year beginning in Fiscal Year 2022 and ending in fiscal 2031, the OIP provides for an annual automatic increase of the shares of our common stock reserved for issuance in an amount equal to least of (i) 510,845 shares, (ii) 2% of the outstanding Shares (as defined in the OIP) on the last day of the immediately preceding fiscal year and (iii) a lesser number as determined by our Board. Pursuant to this provision, on January 1, 2026, 510,845 new shares of our common stock became available for issuance under the OIP, which is not reflected in this column. Similarly, for the ESPP, the first day of each fiscal year beginning in Fiscal Year 2022 and ending in fiscal 2031, the ESPP provides for an annual automatic increase of the shares of our common stock reserved for issuance in an amount equal to least of (i) 500,449 shares and (ii) 1% of the aggregated number of Shares (as defined in the ESPP) on the last day of the immediately preceding fiscal year. Pursuant to this provision, on January 1, 2026, 4,504,038 new shares of our common stock became available for issuance under the ESPP, which is not reflected in this column.
Statement of Policy Concerning Trading in Company Securities
Our insider trading policy, or Statement of Policy Concerning Trading in Company Securities, governs the purchase, sale and other dispositions of our securities and applies to our directors, officers, employees, and the Company. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.
Equity Incentive Plan Information and Equity Grant Timing
The purpose of our OIP is to motivate and reward our employees and directors to perform at the highest level and to further our best interests and those of our stockholders.
Our Human Capital Management Committee has a practice of granting annual equity awards to our executive officers annually in the first quarter of a calendar year, although equity grants may occur at other times during the year, including for new hires, promotions, to address special retention needs, or as otherwise determined by the Human Capital Management Committee. All equity awards to executive officers are made during an open trading window. The Human Capital Management Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of such material nonpublic information for purposes of affecting the exercise price of such awards or the value of executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our voting stock as of March 30, 2026 by:
•	each person or group whom we know to own beneficially more than 5% of any class of our voting stock;
•	each of our directors, nominees for directors and Named Executive Officers individually; and
•	all directors and executive officers as a group.
The numbers of shares of voting stock beneficially owned, percentages of beneficial ownership and percentages of combined voting power that are set forth below are based on 41,811,616 shares of Class A common stock and 7,303,324 shares of Class B common stock issued and outstanding as of March 30, 2026.
In connection with the IPO, we entered into a reorganization with a holding company structure (the “Reorganization Transactions”). The pre-IPO members of Xponential Intermediate Holdings LLC (the “Pre-IPO LLC Members”) who retained their equity ownership in the form of limited liability company units (the “LLC Units”), immediately following the consummation of the Reorganization Transactions are referred to as “Continuing Pre-IPO LLC Members.” We issued each Continuing Pre-IPO LLC Member one share of Class B common stock for each vested LLC Unit such Continuing Pre-IPO LLC Member beneficially owned immediately prior to the completion of the IPO. Shares of Class B common stock will be cancelled on a one-for-one basis if we, following a redemption request from a Continuing Pre-IPO LLC Member, redeem or exchange LLC Units of such Continuing Pre-IPO LLC Member pursuant to the terms of the Second Amended and Restated Limited Liability Company Operating Agreement, as amended, of Xponential Intermediate Holdings, LLC (the “Amended LLC Agreement”). See “Certain Relationships and Related Person Transactions—Amended LLC Agreement.” As a result, the number of shares of Class B common stock set forth in the table below correlates to the number of vested LLC Units each Continuing Pre-IPO LLC Member beneficially owns.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options and restricted stock units that are exercisable within 60 days of March 30, 2026. Unless otherwise indicated, the address for each listed stockholder is: c/o Xponential Fitness, Inc., 17877 Von Karman Ave, Suite 100, Irvine, CA 92614. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of voting stock.

	Class A Common Stock(1)		Class B Common Stock		Combined Voting Power(2)
Name of Beneficial Owner	Number	%	Number	%	Number	%
Current and Former Directors and Named Executive Officers:
Michael Nuzzo(3)	—	—	—	—
Mark King(4)	25,989	*	—	—	25,989	—
Gavin O’Connor	—	—	—	—	—	—
Timothy Weiderhoft(5)	14,088	*	—	—	14,088	*
John Kawaja(6)	10,341	*	—	—	10,341	*
Mark Grabowski(7)	5,670,281	14%	6,101,697	84%	11,771,978	24%
Chelsea A. Grayson(8)	35,285	*	—	—	35,285	*
Jair Clarke(9)	29,117	*	—	—	29,117	*
Bruce Haase(10)	102,859	*	—	—	102,859	*
Rachel Lee(11)	15,922	*	—	—	15,922	*
Nicole Parent Haughey	—	*	—	—	—	*
Lily Yang(12)	21,558	*	—	—	21,558	*
Other 5% or greater beneficial owners:
H&W Investco, LP(13)	5,612,062	13%	6,101,697	84%	11,713,759	24%
Anthony Geisler(14)	8,059,475	19%	—	—	8,059,475	16%
Voss Capital, LLC(15)	6,788,653	16%	—	—	6,788,653	14%
BlackRock, Inc.(16)	1,779,376	4%	—	—	1,779,376	4%
All current directors and executive officers as a group (eight persons)	5,721,849	14%	6,101,697	84%	11,823,546	24%

*	Less than 1%
(1)
Subject to the terms of the Amended LLC Agreement, LLC Units are generally redeemable or exchangeable for shares of our Class A common stock on a one-for-one basis. Shares of Class B common stock will be cancelled on a one-for-one basis if we redeem or exchange LLC Units pursuant to the terms of the Amended LLC Agreement. Beneficial ownership of shares of our Class A common stock reflected in this table does not include beneficial ownership of shares of our Class A common stock for which such LLC Units may be redeemed or exchanged.
(2)
Represents the percentage of voting power of our Class A common stock and Class B common stock, held by such person voting together as a single class. Each holder of Class A common stock and Class B common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote.

(3)
Mr. Nuzzo was hired as Chief Executive Officer in August 2025 and owned no Class A common stock or Class B common stock as of March 30, 2026. Mr. O’Connor was hired as Chief Legal Counsel, Chief Administrative Officer and Secretary in November 2025 and owned no Class A common stock or Class B common stock as of March 30, 2026.

(4)	Consists of 25,989 shares of Class A common stock directly held by Mr. King.
(5)	Consist of 14,088 shares of Class A common stock held directly by Mr. Weiderhoft.
(6)	Consist of 10,341 shares of Class A common stock held directly by Mr. Kawaja.
(7)
Consists of: (i) 45,708 shares of Class A common stock held directly by Mr. Grabowski, (ii) 12,511 RSUs that will vest within 60 days, (iii) 5,612,062 Class A common stock held by H&W Investco II, LP and (iv) 6,101,697 shares of Class B common stock held by H&W Investco, LP, each of which Mr. Grabowski is the Managing Partner. Mr. Grabowski has reported sole investment and dispositive power over these shares. The address for H&W Investco, LP is 113 Buffalo Bay, Madison CT 06443.

(8)	Consists of 22,774 shares of Class A common stock held directly by Ms. Grayson and (ii) 12,511 RSUs that will vest within 60 days.
(9)	Consists of 16,606 shares of Class A common stock held directly by Mr. Clarke and (ii) 12,511 RSUs that will vest within 60 days.
(10)	Consists of 90,348 shares of Class A common stock held directly by Mr. Haase and (ii) 12,511 RSUs that will vest within 60 days.
(11)	Consists of 6,701 shares of Class A common stock held directly by Ms. Lee and (ii) 9,221 RSUs that will vest within 60 days.
(12)	Consists of 9,938 shares of Class A common stock held directly by Ms. Yang and (ii) 11,620 RSUs that will vest within 60 days.
(13)
.Consists of: (i) 5,612,062 Class A common stock held by H&W Investco II, LP and (ii) 6,101,697 shares of Class B common stock held by H&W Investco, LP, each of which Mr. Grabowski is the Managing Partner. Mr. Grabowski has reported sole investment and dispositive power over these shares. The address for H&W Investco, LP is 113 Buffalo Bay, Madison CT 06443.

(14)
As reported on Schedule 13D/A filed by Mr. Anthony Geisler on August 1, 2025. Consists of: (i) 252,063 shares of Class A common stock held directly by Anthony Geisler, (ii) 294,204 shares of Class A common stock held directly by the Anthony Geisler Trust U/A Dated 05/17/2011, (iii) 83,330 shares of Class A common stock held by LAG Fit, Inc. and (iv) 7,429,878 shares of Class B common stock held by LAG Fit, Inc. Mr. Geisler has reported sole investment and dispositive power over the shares held by LAG Fit, Inc. The address for LAG Fit, Inc. is 6789 Quail Hill Parkway #408, Irvine, CA 92603. Based on Company records, LAG Fit, Inc. has now converted all of its shares of Class B common stock into an equal number of shares of Class A common stock.

(15)
As reported on Schedule 13D filed by Voss Value Master Fund, LP on March 4, 2026. Voss Value Master Fund, LP has sole voting and dispositive power over 758,653 shares of Class A common stock. Voss Value-Oriented Special Situations Fund, LP has sole voting and dispositive power over 150,000 shares of Class A common stock. Voss Advisors GP, LLC has sole voting and dispositive power over 908,653 shares of Class A common stock. Voss Capital, LP has sole voting and dispositive power over 5,908,653 shares of Class A common stock and has shared voting and dispositive power over 880,000 shares of Class A common stock. Cocke Travis W. has sole voting and dispositive power over 5,908,653 shares of Class A common stock and has shared voting and dispositive power over 880,000 shares of Class A common stock. The address of the principal office of each of Voss Value Master Fund, Voss Value-Oriented Special Situations Fund, Voss GP, Voss Capital and Mr. Cocke is 3773 Richmond Ave., Suite 500, Houston, Texas 77046.

(16)
As reported on Schedule 13G filed by BlackRock, Inc. on July 17, 2025. BlackRock, Inc. has sole voting and dispositive power over 1,779,376 shares of Class A common stock. The address of the principal office of BlackRock, Inc. is 50 Hudson Yards New York, NY 10001.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the executive officers and directors of the Company, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. These persons are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no other reports were required during 2025, the Company believes that all Section 16(a) reporting obligations were met during 2025 except that (i) one Form 4 report was filed late by each of Messrs. Weiderhoft, Haase, Grabowski, and Kawaja, Ms. Grayson and John Meloun, our former Chief Financial Officer and (ii) one late Form 3 was filed by Mr. O’Connor.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We describe below transactions and series of related transactions, since January 1, 2025, in which:
•	we or any of our subsidiaries have been or will be a participant;
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing a household with, any of these individuals, had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there currently proposed, any transactions or series of transactions meeting these criteria to which we have been or will be a party, other than compensation and employment arrangements, which are described where required under “Executive Compensation.”
In this section, terms such as “we,” “us” and “our” refer to Xponential Fitness LLC with respect to transactions and events arising before February 24, 2020. Xponential Fitness LLC became a wholly owned subsidiary of Xponential Holdings LLC on February 24, 2020.
Amended LLC Agreement
In connection with the Reorganization Transactions, Xponential Fitness, Inc., Xponential Intermediate Holdings LLC (“Xponential Holdings LLC”) and each of the Continuing Pre-IPO LLC Members entered into the Second Amended and Restated Limited Liability Company Operating Agreement of Xponential Intermediate Holdings, LLC, which was thereafter further amended. Following the Reorganization Transactions, and in accordance with the terms of the Amended LLC Agreement, we operate our business through Xponential Holdings LLC. Pursuant to the terms of the Amended LLC Agreement, so long as the Continuing Pre-IPO LLC Members continue to own any LLC Units or securities redeemable or exchangeable into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Xponential Fitness LLC or own any assets other than securities of Xponential Holdings LLC and/or any cash or other property or assets distributed by or otherwise received from Xponential Holdings LLC, unless we determine in good faith that such actions or ownership are in the best interest of Xponential Holdings LLC.
As the managing member of Xponential Holdings LLC, we have control over all of the affairs and decision making of Xponential Holdings LLC. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Xponential Fitness LLC through our ownership of Xponential Holdings LLC and the day-to-day management of Xponential Fitness LLC’s business through our ownership of Xponential Holdings LLC. We will fund any dividends to our stockholders by causing Xponential Holdings LLC to make distributions to the holders of LLC Units and us, subject to the limitations imposed by our debt agreements.
Net profits and net losses of Xponential Holdings LLC are generally allocated to holders of LLC Units pro rata in accordance with the percentages of their respective ownership of LLC Units, though certain non-pro rata adjustments will be made to reflect tax depreciation, amortization and other allocations. The Amended LLC Agreement provides for, among other things, (i) distributions to us to to allow us to fund our tax obligation in respect of income allocated to us by reason of our ownership of Preferred Units and (ii) pro rata cash distributions to the holders of LLC Units for purposes of funding their tax obligations in respect of the taxable income of Xponential Holdings LLC that is allocated to them. Generally, these tax distributions will be computed based on Xponential Holdings LLC’s estimate of the net taxable income of Xponential Holdings LLC allocable to the holders of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident of California or New York, whichever is higher (taking into account the non-deductibility of certain expenses and the character of our income).
Except as otherwise determined by us, if at any time we issue a share of our Class A common stock, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Xponential Holdings LLC and Xponential Holdings LLC shall issue to us one LLC Unit (unless such share was issued by us solely to fund the purchase of an LLC Unit from a holder of LLC Units (upon an election by us to exchange such LLC Unit in lieu of redemption following a redemption request by such holder of LLC Units, in which case such net proceeds shall instead be transferred to the selling holder of LLC Units as consideration for such purchase, and Xponential Holdings LLC will not issue an additional LLC Unit to us)). Similarly, except as otherwise determined by us, (i) Xponential Holdings LLC will not issue any additional LLC Units to us unless we issue or sell an equal number of shares of our Class A common stock and (ii) should Xponential Holdings LLC issue any additional LLC Units to the Continuing Pre-IPO LLC Members or any other person, we will issue an equal number of shares of our Class B common stock to such Continuing Pre-IPO LLC Members or any other person. Conversely, if at any time any shares of our Class A common stock are redeemed, purchased or otherwise acquired by us, Xponential Holdings LLC will redeem, purchase or otherwise acquire an equal number of LLC Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock are redeemed, purchased or otherwise acquired by us. In addition, Xponential Holdings LLC will not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the LLC Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock and we will not effect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination of the LLC Units.
Under the Amended LLC Agreement, the holders of LLC Units (other than us) have the right (subject to the terms of the Amended LLC Agreement) to require Xponential Holdings LLC to redeem all or a portion of their LLC Units for, at our election, newly issued shares of Class A common stock on a one-for-one basis or a cash payment equal to the volume-weighted average market price of one share of our Class A common stock for each LLC Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends, reclassifications, and a unit split to optimize the Company’s capital structure), provided the cash payment is funded from the net proceeds from a substantially contemporaneous offering of Class A common stock in accordance with the terms of the Amended LLC Agreement. If we decide to make a cash payment, the holder of an LLC Unit has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its LLC Units to Xponential Holdings LLC for cancellation. The Amended LLC Agreement will require that we contribute cash or shares of our Class A common stock to Xponential Holdings LLC in exchange for newly issued LLC Units in Xponential Holdings LLC that will be issued to us in an amount equal to the number of LLC Units redeemed from the holders of LLC Units. Xponential Holdings LLC will then distribute the cash or shares of Class A common stock to such holder of an LLC Unit to complete the redemption. Additionally, in the event of a redemption request from a holder of LLC Units, we may, at our option, effect a direct exchange of cash or Class A common stock for LLC Units in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Units that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities). Shares of Class B common stock will be cancelled on a one-for-one basis if we, following a redemption request from a holder of LLC Units, redeem or exchange LLC Units of such holder pursuant to the terms of the Amended LLC Agreement.
The Amended LLC Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our stockholders and approved by our Board of Directors or is otherwise consented to or approved by our Board of Directors, the holders of LLC Units will be permitted to participate in such offer by delivery of a notice of redemption or exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the holders of LLC Units to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the holders of LLC Units may participate in each such offer without being required to redeem or exchange LLC Units.
The Amended LLC Agreement provides that, except for transfers: (i) to us, (ii) to certain permitted transferees, (iii) as a grant of a security interest in, or pledge of, LLC Units to J.P. Morgan Chase & Co. or an affiliated entity or other financial institution approved by us, or (iv) approved by us in writing, subject to certain limitations, the LLC Units may not be sold, transferred or otherwise disposed of. Subject to certain exceptions, Xponential Holdings LLC will indemnify all of its members, and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such persons (in their capacity as such) may be involved or become subject to in connection with Xponential Holdings LLC’s business or affairs or the Amended LLC Agreement or any related document.
Xponential Holdings LLC may be dissolved upon (i) the determination by us to dissolve Xponential Holdings LLC or (ii) any other event which would cause the dissolution of Xponential Holdings LLC under the Delaware Limited Liability Company Act, unless Xponential Holdings LLC is continued in accordance with the Delaware Limited Liability Company Act. Upon dissolution, Xponential Holdings LLC will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Xponential Holdings LLC’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves), (b) and then to the members holding LLC Units in proportion to their vested LLC Units.
In December 2021, Xponential Holdings LLC and the Continuing Pre-IPO LLC Members amended the Amended LLC Agreement to remove the cash redemption option, except to the extent the cash proceeds to be used to make the redemption in cash are immediately available and are directly raised from a secondary offering of the Company’s equity securities.
Tax Receivable Agreement (the “TRA”)
We acquired certain favorable tax attributes from the Blocker Companies in the Mergers and in connection with the IPO Contribution and the Class A-5 Unit Redemption. In addition, future taxable redemptions or exchanges by Continuing Pre-IPO LLC Members of LLC Units for shares of our Class A common stock or cash and other transactions described herein are expected to result in favorable tax attributes for us.
These tax attributes would not be available to us in the absence of those transactions and are expected to reduce the amount of tax that we would otherwise be required to pay in the future.
Upon the completion of our IPO, we entered into a TRA, pursuant to which we are generally required to pay to the TRA parties in the aggregate 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) certain favorable tax attributes we acquired from the Blocker Companies in the Mergers (including net operating losses and the Blocker Companies’ allocable share of existing tax basis), (ii) increases in our allocable share of existing tax basis and tax basis adjustments that resulted or may result from (x) the IPO Contribution and the Class A-5 Unit Redemption, (y) future taxable redemptions and exchanges of LLC Units by Continuing Pre-IPO LLC Members and (z) certain payments made under the TRA, and (iii) deductions in respect of interest under the TRA. These payment obligations are obligations of Xponential Fitness, Inc. and not of Xponential Holdings LLC.
The payment obligations under the TRA are our obligations, and we expect that the payments we will be required to make in respect of the past and possible future transactions described above under the TRA may be substantial. The actual tax basis adjustments that may result from future taxable redemptions or exchanges of LLC Units, as well as the amount and timing of the payments we are required to make under the TRA will depend on a number of factors, including the market value of our Class A common stock at the time of any such future redemptions or exchanges, the prevailing federal tax rates applicable to us over the life of the TRA (plus the assumed combined state and local tax rate) and the amount and timing of the taxable income that we generate in the future. Payments under the TRA are not conditioned on our existing owners’ continued ownership of us after our IPO.
Payments under the TRA will be based on the tax reporting positions we determine, and the Internal Revenue Service or another tax authority may challenge all or a part of the existing tax basis, tax basis increases, NOLs or other tax attributes subject to the TRA, and a court could sustain such challenge. The TRA parties will not reimburse us for any payments previously made if such tax basis, NOLs or other tax benefits are subsequently challenged by a tax authority and are ultimately disallowed, except that any excess payments made to a TRA party will be netted against future payments otherwise to be made to such TRA party under the TRA, if any, after our determination of such excess. In addition, the actual state or local tax savings we may realize may be different than the amount of such tax savings we are deemed to realize under the TRA, which will be based on an assumed combined state and local tax rate applied to our reduction in taxable income as determined for U.S. federal income tax purposes as a result of the tax attributes subject to the TRA. In both such circumstances, we could make payments under the TRA that are greater than our actual cash tax savings, and we may not be able to recoup those payments, which could negatively impact our liquidity. The TRA provides that (1) in the event that we breach any of our material obligations under the TRA or (2) if, at any time, we elect an early termination of the TRA, our obligations under the TRA (with respect to all LLC Units, whether or not LLC Units have been exchanged or acquired before or after such transaction) would accelerate and become payable in a lump sum amount equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the TRA. The TRA also provides that, upon certain mergers, asset sales or other forms of business combination, or certain other changes of control, our or our successor’s obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the increased tax deductions and tax basis and other benefits covered by the TRA. As a result, upon a change of control, we could be required to make payments under the TRA that are greater than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity. The change of control provisions in the TRA may result in situations where the Pre-IPO LLC Members have interests that differ from or are in addition to those of our other stockholders.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the TRA depends on the ability of Xponential Holdings LLC to make distributions to us. To the extent that we are unable to make payments under the TRA for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made. Capitalized terms used but not defined in this section shall have the respective meanings given to them in the TRA.
Transactions with Snapdragon Spartan and Mark Grabowski
In March 2023, Spartan Fitness Holdings, LLC (“Spartan Fitness”), which currently owns and operates 152 Club Pilates studios, entered into a unit purchase agreement with Snapdragon Spartan Investco LP (the “Spartan SPV”), a special purpose vehicle controlled and managed by Mr. Grabowski, Chairman of our Board of Directors, pursuant to which the Spartan SPV agreed to invest an aggregate of approximately $30 million in the equity of Spartan Fitness. In addition, Mr. Grabowski invested an aggregate of $1.2 million as a limited partner in the Spartan SPV. Spartan Fitness intends to use approximately $15 million of the total investment from Spartan SPV to fund expansion of Club Pilates studios, among other concepts. Spartan Fitness also owns the rights to 73 Club Pilates licenses to open additional new units. We recorded franchise, equipment and marketing fund revenue aggregating $15 million during the year ended December 31, 2025 from studios owned by Spartan Fitness.
Indemnification
Our Amended and Restated Certificate of incorporation contains provisions limiting the liability of directors, and our Amended and Restated Bylaws provide that we will indemnify each of our directors, officers, employees and other agents to the fullest extent permitted under Delaware law. In addition, in connection with our IPO, we agreed to enter into an indemnification agreement with each of our directors and executive officers, which will require us to indemnify them.
Related Person Transactions Policy
We have adopted a written Related Person Transaction Policy, which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with its terms, our Audit Committee will have overall responsibility for the implementation of, and for compliance with the Related Person Transaction Policy.
For purposes of the Related Person Transaction Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the Related Person Transaction Policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors.
The Related Person Transaction Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Related Person Transaction Policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the Related Person Transaction Policy and that is ongoing or is completed, the transaction will be submitted to our Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.
The Related Person Transaction Policy also provides that our Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of our directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services, and billed to us in each of the last two fiscal years for other services:

Fee Category	2025	2024
Audit Fees	$2,784,918	$2,583,696
Audit-Related Fees	—	—
Tax Fees	1,434,284	1,036,304
All Other Fees	1,895	1,895
Total Fees	$4,221,097	$3,621,895

Audit Fees
Audit fees consist of professional services rendered for the annual audit of consolidated financial statements, audit of statutory financial statements of subsidiaries and review of quarterly consolidated financial statements for the years ended December 31, 2025 and 2024. Fiscal year 2025 and 2024 audit fees include fees incurred in connection with the SEC investigation and fees incurred in connection with the special committee of the Board of Directors which was created in response to a notice received by us on May 7, 2024 of an investigation by the U.S. Attorney’s Office for the Central District of California and the investigation by the SEC. Both of these matters are described in Note 16 to the consolidated financial statements contained in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 4, 2026.
Tax Fees
Tax fees consist of professional services rendered for tax compliance services for the years ended December 31, 2025 and 2024 and various tax consultation services.
All Other Fees
All other fees consist of subscription fee to our independent registered public accounting firm’s technical accounting literature site.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre- approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre- Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of Xponential Fitness, Inc. (the “Company”) for the fiscal year ended December 31, 2025 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Lily Yang (Chair)
Rachel H. Lee
Nicole Parent Haughey
STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 17877 Von Karman Ave, Suite 100, Irvine, CA 92614 in writing not later than December 25, 2026.
Stockholders intending to present a proposal at the 2027 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than January 20, 2027 (the 120th day prior to the anniversary date of the Annual Meeting) and not later than February 19, 2027 (the 90th day prior to the anniversary date of the Annual Meeting), assuming the Company does not change the date of the 2027 annual meeting of stockholders by more than 30 days before or 60 days after the anniversary of the Annual Meeting.
In addition to satisfying the requirements under the Company’s Amended and Restated Bylaws as set forth in the prior paragraph, if a stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at the address stated above for recommendations on director candidates no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2027 annual meeting of stockholders, no later than March 21, 2027). If the date of the 2027 annual meeting of stockholders is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2027 annual meeting of stockholders and the 10th calendar day following the date on which public announcement of the date of the 2027 annual meeting of stockholders is first made by the Company.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their best judgment.

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting of Stockholders is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of Shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

ANNUAL REPORT ON FORM 10-K
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, is enclosed herein, and will also be sent to any stockholder of record on March 30, 2026 without charge upon written request addressed to:
Xponential Fitness, Inc. Attention: Secretary
17877 Von Karman Ave, Suite 100, Irvine, CA 92614
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com and on our investor relations website at investor.xponential.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. YOU MAY ALSO SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Michael Nuzzo
Chief Executive Officer and a member of the Board of Directors

Irvine, California

April 24, 2026

XPONENTIAL FITNESS, INC.
17877 VON KARMAN AVE, SUITE 100
IVINE, CA 92614

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/19/2026 or, in the case of shares acquired pursuant to the Xponential Fitness, Inc. Omnibus Incentive Plan or the Xponential Fitness, Inc. Employee Stock Purchase Plan and that are held in an account maintained with the Company's captive broker (referred to as "Plan Shares"), by 11:59 P.M. ET on 05/17/2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/XPOF2026**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/19/2026 or by 11:59 P.M. ET on 05/17/2026 for Plan Shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Class II Directors.

Nominees

	For	Withhold
1a. Rachel H. Lee	☐	☐
1b. Lily Yang	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000704474_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10K are available at www.proxyvote.com

XPONENTIAL FITNESS, INC.
Annual Meeting of Stockholders
May 20, 2026 10:00 AM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Nuzzo and Gavin O'Connor, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of Class A common stock and/or Class B common stock of XPONENTIAL FITNESS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PT on May 20, 2026, virtually at www.virtualshareholdermeeting.com/XPOF2026, and any adjournment or postponement thereof (the "Annual Meeting"). The undersigned revokes any proxy previously given to vote at such meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

0000704474_2 R2.09.05.010

Continued and to be signed on reverse side